EXHIBIT 99.1

Terra Tech Breaks Ground at East Dyer Road, Santa Ana

Construction begins to build large scale, one-of-a-kind cannabis complex in major cannabis market

Irvine, CA – August 16, 2019 - Terra Tech Corp. (TRTC) (“Terra Tech”) or (the “Company”), a vertically integrated cannabis-focused agriculture company, today announced that it has broken ground at 620 East Dyer Road, Santa Ana, CA, following receipt of the necessary permits from the City of Santa Ana which allow construction to commence. The Company is developing a large scale, one-of-a-kind cannabis complex on East Dyer Road, which is adjacent to the 55 Freeway and acts as an entry point into the Southern California marketplace, allowing the Company to benefit from the area’s high population density and traffic.

Terra Tech purchased the 45,000 square foot facility at 620 East Dyer Road in January 2018 to expand its retail presence in Southern California. In addition, the Company plans to include an event facility to host large-scale cannabis themed events, such as concerts and movie nights.

Chief Executive Officer, Derek Peterson, said, “I would like to extend our thanks to the City of Santa Ana for its ongoing support as we advance our plans to build out a Blüm-branded retail dispensary at our East Dyer location. We are also developing a cannabis event center, which is anticipated to make us a highly sought-after destination in one of the country’s most important cannabis markets. The Dyer Road facility is in a densely populated area, with approximately 4,100,000 residents living within 20 miles of the location. It also benefits from a high level of tourism due to its proximity to Disneyland, another major Southern California attraction. This is a very exciting project for us and we expect construction to be completed in the fourth quarter of 2019.”

To be added to the Terra Tech email distribution list, please email TRTC@kcsa.com with TRTC in the subject line.

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About Terra Tech

Terra Tech Corp. (OTCQX: TRTC) operates through multiple subsidiary businesses including: Bl m, IVXX Inc., Edible Garden, and MediFarm LLC. Bl m s retail and medical cannabis facilities provide the highest quality medical cannabis to patients who are looking for alternative treatments for their chronic medical conditions as well as premium cannabis to the adult-use market in Nevada and California. Bl m offers a broad selection of cannabis products including; flowers, concentrates and edibles through its multiple California and Nevada locations. IVXX, Inc. is a wholly-owned subsidiary of Terra Tech that produces cannabis-extracted products for regulated cannabis dispensaries throughout California and dispensaries in Nevada. The Company s wholly-owned subsidiary, Edible Garden, cultivates a premier brand of local and sustainably grown hydroponic produce, sold through major grocery stores such as ShopRite, Walmart, Ahold, Aldi, Meijer, Kroger, Stop & Shop and others nationwide. Terra Tech s MediFarm LLC subsidiaries are focused on medical and adult-use cannabis cultivation and permitting businesses throughout Nevada.

For more information about Blüm Retail Stores visit: http://letsblum.com

Visit us on Facebook @ http://www.facebook.com/terratechcorp/timeline

Follow us on Instagram @Letsblum

Follow us on Twitter @terratechcorp

For more information about Edible Garden visit: http://www.ediblegarden.com/

Visit Edible Garden on Facebook @ http://www.facebook.com/ediblefarms?fref=ts

Cautionary Language Concerning Forward-Looking Statements

Statements in this press release may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate”, “believe”, “estimate”, “expect”, “intend” and similar expressions, as they relate to Terra Tech Corp. (the “Company”) or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in the Company’s filings with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after such date.

Contact

Philip Carlson

KCSA Strategic Communications

TRTC@kcsa.com

212-896-1238

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